Exhibit 10.1

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of September 30, 2010 (the “September 2010 Amendment Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank” or “Silicon”), and ENCISION INC., a Colorado corporation (“Borrower”). Borrower’s chief executive office is located at 6797 Winchester Circle, Boulder, CO 80301.

RECITALS

A.            Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) in effect between Borrower and Bank.

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) waive the Designated Default, as set forth in Section 2.1 below; (ii) modify the interest rate applicable to Advances, as set forth in Section 2.2 below; (iii) modify the provisions of Section 6.13 of the Loan Agreement to conform same in respect of the interest rate modification, as set forth in Section 2.3 below; (iv) modify the financial covenant, as set forth in Section 2.4 below; and (v) modify the form of Compliance Certificate to conform same in respect of the financial covenant modification, as set forth in Section 2.5 below; in each case, all as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. The term “September 2010 Amendment Date” as defined above hereby is incorporated into the Loan Agreement.

2.             Amendments to Loan Documents.

2.1          Designated Default; Limited Waiver.

(a)           Borrower has failed to comply with the Net Income financial covenant, as set forth in Section 6.9 of the Loan Agreement (as in effect immediately prior to the effectiveness of the September 2010 Amendment), for the period ended July 31, 2010 (such failure, solely with respect to such financial covenant for such measurement date or period, the “Designated Default”).

(b)           Lender hereby expressly agrees that the Designated Default is waived. It is understood, however, that the foregoing waiver of the Designated Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.

2.2          Modification of Interest Rate Applicable to Advances. Section 2.3(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)         Interest Rate; Advances. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the sum of the Loan Margin (as defined below) plus the Prime Rate, which interest shall be payable monthly. As used herein, the term “Loan Margin” means, as of any date of determination: (I) 2.50 percentage points, at all times after the occurrence of a Dominion Trigger Event and until the Bank has suspended the consequences of a Dominion Trigger Event under Section 6.13; and (II) 1.25 percentage points, at all times during which the Bank has suspended (and not reinstated) the consequences of a Dominion Trigger Event under Section 6.13”

2.3          Conforming Modification of Section 6.13; Acknowledgment of Current Dominion Trigger Event. Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.13      Dominion Trigger Events. After the occurrence of a Dominion Trigger Event, at such time as Borrower’s Quick Ratio equals or exceeds 1.25 to 1.00 for three (3) consecutive months, Borrower may request that the consequences of the Dominion Trigger Event (being: higher interest rate Loan Margin pursuant to Section 2.3(a); float charges pursuant to Section 2.3(f); collateral monitoring fees pursuant to Section 2.4(d); Transaction Reports pursuant to Sections 3.4 and 6.2(a)(i); daily application of cash to Obligations pursuant to Section 6.3(c); and increased frequency of audits (no more than once every 4 months) pursuant to Section 6.6) be suspended, subject to reinstatement in the event another, subsequent Dominion Trigger Event occurs, and as long as no Event of Default has occurred and is continuing, Bank shall suspend the consequences of such Dominion Trigger Event.”

Borrower hereby acknowledges that a Dominion Trigger Event occurred with respect to each of Borrower’s Quick Ratio as of June 30, 2010, Borrower’s Quick Ratio as of July 31, 2010, and Borrower’s Quick Ratio as of August 31, 2010, and that, as of the September 2010 Amendment Date, Bank has not suspended the consequences of each such Dominion Trigger Event under Section 6.13.

2.4          Modification of Financial Covenant. Effective for the period ending August 31, 2010 and thereafter, Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.9        Financial Covenant(s). Borrower shall maintain, as of the last day of each month, Net Income, for and measured on a trailing three month basis, of not less than the following [note: amounts shown below within pointed brackets (< $ >) are negative amounts]:

Three-month Period Ending	Minimum Net Income

August 31, 2010	$	< 200,000 >

September 30, 2010	$	< 200,000 >

October 31, 2010	$	< 50,000 >

November 30, 2010, and each month thereafter		$1

Notwithstanding anything to the contrary elsewhere herein, negative Net Income for any period shall be calculated as pre-tax loss plus stock option expense.”

2.5          Conforming Modification of Form of Compliance Certificate. In order to amend the form of Compliance Certificate to reflect the modification of Section 6.9 of the Loan Agreement effected by this Amendment, the currently existing Exhibit E [Form of Compliance Certificate] attached to the Loan Agreement (the “Existing Compliance Certificate Form”) hereby is amended and restated in its entirety to read as set forth on Exhibit E attached to this Amendment (the “Amended Compliance Certificate Form”). From and after the September 2010 Amendment Date, any and all references in the Loan Documents to Exhibit E attached to the Loan Agreement shall mean and refer to the Amended Compliance Certificate Form instead of the Existing Compliance Certificate Form.

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents (as amended by this Amendment, as applicable) are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which ease they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Release by Borrower. Borrower hereby agrees as follows:

5.1          FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2          In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” (Emphasis added.)

(and the equivalent thereof, if any, under the laws of any other applicable jurisdiction).

5.3          By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4          This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5          Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)           Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)           Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Amendment are contractual and not a mere recital.

(d)           This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)           Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.             Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee in the mutually agreed amount of $2,500, which fee shall be earned in full and payable concurrently with the execution and delivery of this Amendment, and all Bank Expenses in connection herewith. Such fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge such fee and such Bank Expenses to Borrower’s loan account.

7.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrower:

ENCISION INC., a Colorado corporation

By	/s/ John R. Serino
Print Name	John R. Serino
Title	President & CEO

Bank:

SILICON VALLEY BANK

By	/s/ Chris Ennis
Print Name	Chris Ennis
Title	Relationship Manager